                                                                   Exhibit 10.25


                                 EXHIBIT 4.2-1

                         [FORM OF SUBSIDIARY GUARANTY]


================================================================================

                              SUBSIDIARY GUARANTY

                                 by and between


                         --------------------------------,
                                  as Guarantor

                                      and

                         TORONTO DOMINION (TEXAS), INC.,
                                    as Agent

                         Dated as of
                                    --------------------


================================================================================

                               Exhibit 4.2-1 p.1

                              SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (this "Guaranty"), made this _____ day of ________________, by ____________________ (the "Guarantor") in favor of TORONTO
DOMINION (TEXAS), INC., (the "Agent"), for itself and as Agent on behalf of the Issuing Bank and the Banks (all as defined in the hereinafter defined Credit Agreement).

                           W I T N E S S E T H:

         WHEREAS, New American Healthcare Corporation (the "Borrower"), the Agent, the Issuing Bank and the Banks are parties to that certain Amended and Restated Credit Agreement dated as of ____________________, 199___ (as amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement); and

         WHEREAS, the Banks have agreed to make Loans to the Borrower, as evidenced by the Notes from the Borrower to the Banks, and the Issuing Bank has agreed to issue one or more Letters of Credit, all as provided in and subject to the conditions of the Credit Agreement; and

         WHEREAS, the Guarantor is a Subsidiary of the Borrower, and the Guarantor will realize substantial direct and indirect benefits as a result of the making of the Loans and the issuance of the Letters of Credit; and

         WHEREAS, it is a condition precedent to the making of the Loans and the issuance of the Letters of Credit that each Subsidiary execute and deliver a Subsidiary Guaranty to the Agent; and

         WHEREAS, the obligations of the Guarantor hereunder are secured by the security interests granted to the Agent by the Guarantor pursuant to that Security Agreement dated as of _____________ and by the other Loan Documents to which the Guarantor is a party;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

         SECTION 1. The Guarantor hereby guarantees, subject to the limitations set forth in SECTION 7 hereof, the full and prompt payment of the Obligations, including any interest thereon, plus reasonable attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.

         SECTION 2. Regardless of whether any other Person shall become in any other way responsible to the Agent, the Issuing Bank and the Banks, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person


                                Exhibit 4.2-1 p.2
now or hereafter responsible to the Agent, the Issuing Bank and the Banks, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid or performed in full and the Commitment and the Letter of Commitment shall have been terminated.

         SECTION 3. This Guaranty shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Agent, the Banks, the Issuing Bank and the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect the Guarantor's liability hereunder. The Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantor hereunder or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Agent to collect the Obligations or any portion thereof or to enforce the obligations of the Guarantor hereunder.

         SECTION 4. The Agent, the Issuing Bank and the Banks, or any of them, may from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (a) take such further or other security or securities for the Obligations or any part thereof as it may deem proper, or (b) release, discharge, abandon or otherwise deal with or fail to deal with any other guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Agent, the Issuing Bank or any of the Banks, or (c) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms or conditions of the Loan Documents, all as it may consider expedient or appropriate in its sole discretion. Without limiting the generality of the foregoing, or of SECTION 5 hereof, it is understood that the Agent, the Issuing Bank and the Banks, or any of them, may, without exonerating or releasing the Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations, accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

         SECTION 5. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation) shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the intent of the Guarantor and the Agent that the covenants, agreements, liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, the Guarantor's undertakings hereunder shall not be released, in whole or in


                                Exhibit 4.2-1 p.3
part, by any action or thing which might, but for this SECTION 5, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver or omission of the Agent, the Issuing Bank and the Banks, or any of them, or by reason of its or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Agent, the Issuing Bank and the Banks, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between Borrower on the one hand and the Agent, the Issuing Bank, any Bank or any other guarantor or surety, on the other hand, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder or any right of counterclaim or offset of any nature or description which it may have or may exist based upon (and the Guarantor shall be deemed to have consented to) any of the foregoing acts, omissions, things, agreements or waivers.

         SECTION 6. The Agent, the Issuing Bank and each of the Banks may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder, set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Agent, the Issuing Bank or such Bank may from time to time elect in accordance with the Credit Agreement, any deposits, property, balances, credit accounts or moneys of the Guarantor in the possession of the Agent, the Issuing Bank or such Bank or under their respective control for any purpose.

         SECTION 7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Agent hereunder. Anything herein to the contrary notwithstanding, the liability of the Guarantor hereunder shall equal, but not exceed, the Maximum Guaranteed Amount. The "Maximum Guaranteed Amount" shall mean the maximum amount which could be paid by the Guarantor without rendering this Guaranty void or voidable, as determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

         SECTION 8. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or of any surety or guarantor (other than the Guarantor) of all or any portion of the Obligations, the rights of the Agent against the Guarantor shall not be affected or impaired by the omission of the Agent, the Issuing Bank or any Bank to prove its claim or to prove the full claim, as appropriate, and the Agent may prove such claims as it sees fit, may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability of the Guarantor to the Agent hereunder.

         SECTION 9. Any amount received by the Agent from whatsoever source and applied toward the payment of the Obligations shall be applied in accordance with the terms of the Credit Agreement.


                               Exhibit 4.2-1 p.4

          SECTION 10. The Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (d) all diligence in the collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder or any security for any of the foregoing, (e) all rights to enforce any remedy which the Agent, the Issuing Bank and the Banks, or any of them, may have against the Borrower, and (f) all rights of subrogation, indemnification, contribution and reimbursement from the Borrower or any other surety or guarantor of the Obligations and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Agent, the Issuing Bank and the Banks, or any of them, in respect of the Obligations until the Obligations shall have been paid in full and the Commitment and the Letter of Credit Commitment shall have been terminated. If a claim is ever made upon the Agent, the Issuing Bank or any of the Banks for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (y) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (z) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         SECTION 11. The Agent, the Issuing Bank and the Banks may, to the extent permitted under the Credit Agreement, sell, assign or transfer all or any part of the Obligations, and in such event each and every permitted assignee, transferee or holder of all or any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such permitted assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

         SECTION 12. This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof which shall be conclusively presumed to have been created in reliance hereon. No failure or delay by the Agent in the exercise of any right, power, privilege or remedy shall operate as a waiver hereof; no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; and no course of dealing between any Guarantor and the Agent, the issuing Bank or any Bank shall operate as a waiver hereof. No action by the Agent permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Agent, the Issuing Bank and the Banks, notwithstanding any right or power of any third party, individually or in the name of Borrower, the Agent, the Issuing Bank and the Banks, or any of them, to assert any claim or defense as to the invalidity or

                               Exhibit 4.2-1 p.5
unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

         SECTION 13. This Guaranty shall be binding upon the Guarantor, its successors and permitted assigns and inure to the benefit of the successors and assigns of the Agent, the Issuing Bank and the Banks. The Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Agent. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

         SECTION 14. This is a guaranty of payment and not of collection. In the event the Agent makes a demand upon the Guarantor hereunder, the Guarantor shall be held and bound to the Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent in obtaining performance of or collecting payments due hereunder shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Agent may wish to give to the Guarantor shall be given in the manner prescribed for notices in the Credit Agreement at the address for the Guarantor given in the Guarantor Security Agreement.

         SECTION 15. The Guarantor expressly represents and acknowledges that any financial accommodations by the Agent, the Issuing Bank and the Banks to the Borrower, including, without limitation, the extension of the Loans and the issuance of the Letters of Credit, are and will be of direct interest, benefit and advantage to the Guarantor.

         SECTION 16. The Guarantor covenants and agrees that so long as the Commitment and the Letter of Credit Commitment have not terminated or any Obligations are owing on account of the Notes, the Loans, the Letters of Credit or otherwise pursuant to this Guaranty, the Guarantor shall permit, as provided in the Credit Agreement with respect to the Borrower, representatives of the Agent and the Banks to visit and inspect the properties of the Guarantor, inspect the Guarantor's books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial position, results of operations and business prospects.

         SECTION 17. The Guarantor hereby represents and warrants that:

              (a) the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the laws of the jurisdiction in which the Guarantor conducts business, and has the power and authority and the legal right to own, lease and operate its property and to conduct the business in which the Guarantor is currently engaged;

              (b) the Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and the other Loan Documents to which it is a party, and has taken all necessary action to authorize the


                               Exhibit 4.2-1 p.6
          execution, delivery and performance of this Guaranty and each of the other Loan Documents to which it is a party;

               (c) this Guaranty and each of the other Loan Documents to which the Guarantor is a party constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law);

               (d) the execution, delivery and performance of this Guaranty and the other Loan Documents to which the Guarantor is a party will not violate any provision of any Governmental Requirement or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Governmental Requirement or contractual obligation of the Guarantor;

               (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty or any other Loan Document to which the Guarantor is a party;

               (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against the Guarantor's properties or revenues (i) with respect to this Guaranty or any other Loan Document to which it is a party or any of the transactions contemplated hereby or thereby or (ii) which could reasonably be expected to have a Material Adverse Effect;

               (g) the Guarantor has good record and marketable title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien of any nature whatsoever, except as permitted under the Credit Agreement; and

               (h) that the representations contained in the Credit Agreement, insofar as such representations apply to the Guarantor, are true and correct.

          The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Borrowing under the Credit Agreement and on the date of issuance of each Letter of Credit pursuant to the Credit Agreement as though made hereunder on and as of such date.

                               Exhibit 4.2-1 p.7

     SECTION 18. The Guarantor hereby irrevocably and unconditionally:

          (a) submits, for itself and its property in any legal action or proceeding relating to this Guaranty and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America sitting in New York, New York, and the appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth in the Guarantor Security Agreement; and

          (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         SECTION 19. THE GUARANTOR HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY.

         SECTION 20. This Guaranty shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York, without reference to the conflicts or choice of law principles thereof.

         SECTION 21. The Guarantor hereby agrees that if any Subsidiary shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary of any Obligations, the Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to the Guarantor's Pro Rata Share (as defined below) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of the Guarantor to any Excess Funding Guarantor under this SECTION 21 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of the Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes of this SECTION 21,
(i) "Excess Funding Guarantor" shall mean, in respect of any Obligations, a Subsidiary (other than the Guarantor) that has paid an amount in excess of its



                               Exhibit 4.2-1 p.8

Pro Rata Share of such Obligations, (ii) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary (including the Guarantor), the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary (excluding any shares of stock of any other Subsidiary) exceeds the amount of all the debts and liabilities of such Subsidiary (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary under a Subsidiary Guaranty and any obligations of any other Subsidiary that have been guaranteed by such Subsidiary) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiaries exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiaries under their respective Subsidiary Guaranties and, with respect to each Subsidiary, any obligations of any other Subsidiary which have been guaranteed by such Subsidiary) of the Borrower and all of the Subsidiaries, all as of the Closing Date. If any Subsidiary enters into a Subsidiary Guaranty subsequent to the Closing Date, then for purposes of this SECTION 21 such Subsidiary shall be deemed to have been a party to such Subsidiary Guaranty as of the Closing Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary as of the Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary becomes a party to such Subsidiary Guaranty.

         SECTION 22. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to the Agent for itself and for the benefit of the Issuing Bank and the Banks, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Agent for itself and for the benefit of the Issuing Bank and the Banks.

         SECTION 23. Upon payment in full of all Obligations and the termination of the Commitment and the Letter of Credit Commitment, this Guaranty shall terminate, and the Agent shall take all action reasonably requested by the Guarantor (at the expense of the Borrower or Guarantor) to evidence the termination of this Guaranty.

                               Exhibit 4.2-1 p.9

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.


                                      [NAME OF GUARANTOR]

                                      By:
                                          -------------------------------------
                                      Its:
                                          -------------------------------------

                                      ACCEPTED FOR ITSELF AND AS AGENT ON BEHALF
                                      OF THE ISSUING BANKS AND THE BANKS:

                                      TORONTO DOMINION (TEXAS), INC.


                                      By:
                                          -------------------------------------
                                      Its:
                                          -------------------------------------






                              Exhibit 4.2-1 p.10